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                                                                   Exhibit 3(c)

                               CONFORMED COPY OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                       CYTEC INDUSTRIES INC., AS AMENDED
                             THROUGH MAY 13, 1997

            FIRST: The name of the Corporation in Cytec Industries Inc. (hereinafter the "Corporation").

            SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

            THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

            FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is 170 million, consisting of 150 million shares of common stock, par value $0.01 per share (the "Common Stock"), and 20 million shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

            Shares of the Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation (the "Board of Directors") prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

            Except as set forth in such resolutions, or as otherwise may be required by law, the holders of shares of Preferred Stock shall not have any voting rights.

            FIFTH: The name and mailing address of the Sole Incorporator is as follows:


      Name                                    Mailing Address
      ----                                    ---------------
Deborah M. Reusch                          P.O. Box 636
                                           Wilmington, DE 19899

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            SIXTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Subject to the terms and provisions of any class or series of Preferred Stock, the Board of Directors shall consist of not less than 5 (including any directors elected by the holders of any class or series of Preferred Stock entitled to elect directors as a class or series) nor more than 12 members, the exact number of which shall be fixed from time to time by the Board of Directors. Except as provided in the next paragraph, the directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 1994 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 1995 annual meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the 1996 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1994, successors to the class of directors whose term expires at the annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A Class I, II or III director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors in a Class I, II or III directorship, howsoever resulting, may be filled by a majority of the directors than in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill such a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

            Whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article Fourth applicable thereto, and such directors so elected shall not be divided pursuant to this Article Sixth into classes with the directors elected by the holders of Common Stock unless expressly provided by such terms.

            SEVENTH: Any action required or permitted to be taken at any annual or special meeting of any class of stockholders may be taken only upon the vote of such class of stockholders at an annual or special meeting duly noticed and called, as provided in the Certificate of Incorporation or By-laws of the Corporation, and may not be taken by a written consent of such class of stockholders pursuant to the GCL, unless (i) in the case of action required or permitted to be taken by the holders of Common Stock, such written consent is signed by all holders of Common Stock or (ii) in the case of action required or permitted to be taken by the holders of any class or series of Preferred Stock, such written consent is signed by holders of shares of such class of series of Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of such class or series entitled to vote thereon were present and voted.


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            EIGHTH: Subject to the terms and provisions of any class or series of Preferred Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board of Directors or the President of the Corporation, and may not be called by any other person or persons.

            NINTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law
(i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to
Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article NINTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

            TENTH: The Corporation expressly elects not to be governed by
Section 203 of the GCL.

            ELEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the By-laws of the Corporation.

            TWELFTH: The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

            I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 17th day of December, 1993.


                                                  /s/ Deborah M. Reusch
                                                  ------------------------------
                                                  Deborah M. Reusch
                                                  Sole Incorporator

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